Exhibit 10.28

December 18, 2017

Ladies and Gentlemen:

This letter agreement (“Letter Agreement”) is entered into as of December 18, 2017, by and between Rosehill Resources Inc., a Delaware corporation (formerly known as KLR Energy Acquisition Corp.) (“Rosehill”), Tema Oil and Gas Company, a Maryland corporation (“Tema”), and KLR Energy Sponsor, LLC, a Delaware limited liability company (“KLRE Sponsor” and together with Tema and KLRE Sponsor, the “Parties”). Reference is made to that certain Shareholders’ and Registration Rights Agreement, dated as of December 20, 2016 (as it may be amended, supplemented or otherwise modified, the “Agreement”), by and among the Parties. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. The Parties hereby agree as follows:

1.	Waiver of Certain Transfers. The Parties agree that (a) Transfers of Company Shares held by Tema or KLRE Sponsor to (i) in the case of Tema, a Permitted Transferee under the control of Rosemore, Inc. and (ii) in the case of KLRE Sponsor, a Permitted Transferee under the control of Edward Kovalik, and (b) changes in the custodians for such Company Shares, in each case, shall not affect the rights of Tema or KLRE Sponsor, as applicable, with respect to those Company Shares for so long as such Company Shares are held by or for the benefit of Tema, KLRE Sponsor, or their respective above-described Permitted Transferees, as applicable. For the avoidance of doubt, this waiver applies to the rights of Tema and KLRE Sponsor to appoint directors of Rosehill and the determination of the number of directors that such Person may appoint, in each case pursuant to Section 3.2 of the Agreement. Without limiting the foregoing, the Parties hereby consent to and approve changes in custodian of any Company Shares, Rosehill Operating Company, LLC units and other related securities owned by Tema, KLRE Sponsor or their respective Permitted Transferees.

2.	Miscellaneous.

a.	Except as expressly provided in this Letter Agreement, the terms and provisions of the Agreement are and remain in full force and effect.

b.	This Letter Agreement may be amended only by a written instrument executed by each of the Parties.

c.	This Letter Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of each other party hereto, such consent not to be unreasonably withheld.

d.	This Letter Agreement may be executed in any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Letter Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

ROSEHILL RESOURCES INC. (formerly known as KLR Energy Acquisition Corp.)

By:	/s/ J. Alan Townsend
Name:	J. Alan Townsend
Title:	President and CEO

Signature Page to Letter Agreement

TEMA OIL AND GAS COMPANY

By:	/s/ Paul J. Ebner
Name:	Paul J. Ebner
Title:	President

SIGNATURE PAGE TO LETTER AGREEMENT

KLR ENERGY SPONSOR, LLC

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Manager

Signature Page to Letter Agreement